EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 13 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: June 10, 2013

Glencore AG

By:	/s/ Gerda Schwindt
Name:	Gerda Schwindt
Title:	Officer

By:	/s/ Barbara Bodmer
Name:	Barbara Bodmer
Title:	Officer

Glencore International AG

By:	/s/ Stuart Cutler
Name:	Stuart Cutler
Title:	Officer

By:	/s/ Barbara Bodmer
Name:	Barbara Bodmer
Title:	Officer

Glencore Xstrata plc (formerly known as Glencore International plc)

By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary and Officer